Exhibit 99.1

For Immediate Release

ClearPoint Neuro, Inc. Announces Appointment of R. John Fletcher as Chairman of the Board of Directors

IRVINE, CA, February 5, 2021 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”) today announced that R. John Fletcher has been appointed Chairman of the Company’s Board of Directors. The prior Chairman, Kimble L. Jenkins, retired from the Chairman role, which he has held since 2003, and resigned from the Board of Directors to focus on commitments associated with his role as the Chief Executive Officer of OrthoSouth.

“On behalf of our Board and the management team, we thank Kim for his service and longstanding commitment to the Company. We greatly appreciate the leadership, insight, and expertise that Kim has provided, taking us from a pre-regulatory, pre-revenue start-up, to a leading global platform neurosurgery company,” stated Joe Burnett, President and CEO of ClearPoint Neuro. “John is the ideal Chairman to see us through the next stage in our evolution due to his service on several boards, highlighted by his prior role as Chairman of Spectranetics. John was recognized in 2018 by the National Association of Corporate Directors as Director of the Year for his role as Chairman of Spectranetics during its turnaround and subsequent acquisition by Philips NV for $2.2 billion. Since joining us in 2017, he has also brought to our Board his experience as CEO of Fletcher Spaght’s healthcare strategy consulting firm. We look forward to having John as our Chairman to shepherd ClearPoint through its next phase of execution and growth.”

“It has been an honor to serve the Company as both an executive officer and director over the years,” commented Kim Jenkins. “ClearPoint is now stronger than it has ever been, with a strengthened balance sheet, a compelling strategic plan and an enormous opportunity ahead. I look forward to watching this incredibly dedicated team make an even larger impact on the lives of patients in the years to come.”

“I want to thank Kim for his years of leadership and dedicated service to the development of ClearPoint. His direct contributions have enabled excellent care for so many patients in need,” stated John Fletcher. “I am honored and enthusiastic about assuming the role of Chairman, and have every confidence that the best years for the Company are ahead.”

About ClearPoint Neuro

ClearPoint Neuro’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep-brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics, and gene therapy to the brain. The ClearPoint® Neuro Navigation System has FDA clearance, is CE-marked, and is installed in over 60 active clinical sites in the United States, Canada and Europe. The Company’s SmartFlow® cannula is being used in partnership or evaluation with 25 individual biologics and drug delivery companies in various stages from preclinical research to late-stage regulatory trials. To date, more than 4,000 cases have been performed and supported by the Company’s field-based clinical specialist team which offers support and services for our partners. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: the impact of COVID-19 and the measures adopted to contain its spread; future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the Company’s cash resources. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, both of which have been filed with the Securities and Exchange Commission, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which the Company intends to file with the Securities and Exchange Commission on or before March 31, 2021.

Contact:

Danilo D’Alessandro, Chief Financial Officer

(949) 900-6833

info@clearpointneuro.com

Jacqueline Keller, Vice President, Marketing

(949) 900-6833

info@clearpointneuro.com